                                                                EXHIBIT 10.45

                              AMENDED AND RESTATED
                         TINEL-LOCK(R) SUPPLY AGREEMENT
                         ------------------------------


          THIS Amended and Restated Supply Agreement (the "Agreement") is made and executed this 19th day of February and effective as of the 20th day of December, 1996 ("Effective Date"), by and between Raychem Corporation ("Buyer"), a Delaware corporation having its principal executive offices at 300 Constitution Drive, Menlo Park, California 94025-1164, and Memry Corporation ("Seller"), a Delaware corporation having its principal executive offices at 57 Commerce Drive, Brookfield, Connecticut 06804.

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, Buyer and Seller are parties to an Amended and Restated Asset Purchase Agreement, dated as of May 10, 1996, as amended by that certain Amendment No. 1 dated June 28, 1996, that certain Amendment No. 2 dated as of August 11, 1996, and by that certain Amendment No. 3 of even date herewith (as so amended, the "Purchase Agreement"), pursuant to which Seller acquired certain assets (including both machinery and equipment and trade secrets and other intellectual property) previously used by Buyer to produce nickel titanium components for medical and industrial OEM products; and

          WHEREAS, Buyer in connection with the Purchase Agreement, retained various tangible assets associated with its Tinel-Lock product line; and

          WHEREAS, Buyer desires to secure for itself an uninterrupted source of Products (as defined herein) from Seller, and Seller desires to be Buyer's exclusive supplier of Products, both upon the terms and conditions set forth herein; and

          WHEREAS, Buyer and Seller have entered into a Tinel-Lock License Agreement dated as of June 28, 1996 wherein Seller has granted Buyer a license to specified intellectual property, patents, license and copyrights necessary to develop, manufacture or sell Tinel-Lock Products.

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants of the parties herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

      A.  DEFINITIONS
          -----------

          For purposes of this Agreement, the following terms shall have the following respective meanings:

          "Business Day" means a day on which banks are not required or authorized to be closed in either the State of California or the State of Connecticut.

          "Confidential Information" means any information or data disclosed pursuant to this Agreement; provided, however, that information and data shall not be deemed to be Confidential Information if:

             (a) it is available to the public at the time of disclosure to the receiving party, or thereafter becomes available to the public through no fault of the receiving party, but in such event only as of such later date;

             (b) it is independently made available to the receiving party by a third party without restrictions on disclosure; or

             (c) it is known to the receiving party before disclosure to the receiving party by the disclosing party or developed by the receiving party without reference to any Confidential Information of the disclosing party.

          Customer lists and specifications of Buyer shall, subject to the exceptions in clauses (a) through (c) above, be deemed "Confidential Information" under this Agreement.

          "GAAP" means United States generally accepted accounting principles as in effect on the date hereof, applied on a basis consistent with the preparation of Buyer's historical financial statements.

          "Inventions" means all discoveries, know-how, inventions, developments and improvements, whether patentable or not.

          "Private Label Agreement" shall mean the Amended and Restated Private Label/Distribution Agreement between the parties dated of even date herewith.

          "Product" or "Products" shall mean the Tinel-Lock Products currently being manufactured by Buyer and used by Buyer specifically set forth on Exhibit A hereto, as well as any other similar and/or derivative Tinel-Lock Products that (i) meet mutually agreed upon criteria for ongoing business, or (ii) Buyer and Seller hereafter mutually agree should become Products hereunder, or (iii) are developed or manufactured by or for Seller, or (iv) are jointly developed by Buyer and Seller.

          "Tinel-Lock Lease Agreement" shall mean the Tinel-Lock Lease Agreement between the parties dated as of June 28, 1996.

          "Tinel-Lock Products" means products using the Tinel(R) or any nickel titanium alloy for the termination of electrical/electronic braid in connector or interconnect applications. Although this is typically a ring of Alloy 'X' (heat-to-shrink) used to compress an overall cable shield onto a connector adapter, other covered applications include, without limitation:

             (a) wire, braid strap and other electrical grounding methods;

             (b) metallic or non-metallic braid and straps used for mechanical attachment of electrical/electronic or fiber optic cables and interconnection.

      Various other defined terms used herein are defined throughout this Agreement.

      B.  PURCHASE AND SALE
          -----------------

          1.  Basic Agreement.  Subject to the terms, provisions and conditions
              ---------------
hereinafter set forth, during the term of this Agreement, Seller agrees to sell Tinel-Lock Products to Buyer, and Buyer agrees to purchase Tinel-Lock Products from Seller. During the term hereof except as set forth in Section J. of this Agreement, the Buyer shall purchase its entire requirements of Tinel-Lock Products, whether for direct sale to third parties or for use by Buyer as components for products being manufactured and sold by Buyer, from Seller, and shall not manufacture Tinel-Lock Products for its own use, or purchase Tinel-Lock Products from any third party, except for purchases from Seller hereunder. During the term hereof, Seller will not directly or indirectly manufacture and/or sell Tinel-Lock Products for its own use, or for the use of any third party, except for sales to Buyer hereunder. Additional products that become Products will be added to Exhibit A from time to time by the execution by both Product Managers defined in Section B.4. below of a completed New Product Amendment in substantially the form attached as Exhibit H hereto.

          2.  License.  Buyer hereby grants to Seller, and Seller hereby
              -------
accepts, a license of Buyer's Intellectual Property, to be used solely for the purpose of manufacturing the Products pursuant to this Agreement.

          3.  Specifications. The Products shall meet the specifications
              --------------
identified in Exhibit B hereto. The Product Managers defined in Section B.4. below shall be responsible for amending Exhibit B by mutual consent from time to time as required to reflect agreed upon specifications or to add or delete specifications as Products are added or deleted from Exhibit A.

          4.  Product Managers.  During the term of this Agreement, the parties
              ----------------
shall each designate one (1) Product Manager who shall be responsible for managing the relationship between

Seller and Buyer ("Product Manager"). The Product Managers shall confer on a regular basis.

          5.  Pricing.
              -------

             (a) The initial purchase price for each Product listed on Exhibit A hereto is set forth opposite the description of such Product on said Exhibit A, and is intended to be the price for such Product for the period commencing on the date hereof and continuing through June 30, 1997. The parties agree to amend the purchase price for each Product effective as of every July 1 during the term hereof to reflect annual increases or decreases in the cost of raw material. New Products added to Exhibit A from time to time will be priced at a mutually agreed upon price for such Products through the period ending on the immediately subsequent June 30.

             (b) In the event Seller is able to re-engineer the process for manufacturing Tinel-Lock Products in a manner which results in such a significant reduction in manufacturing costs that Buyer believes that the market for such Products will be greatly expanded, then the parties agree to discuss changes in pricing, the term of this Agreement and the respective rights of the parties upon termination.

           6.  Rolling Forecasts.
               -----------------

             (a) For each of the quarters constituting the four (4) quarter period ended June 30, 1997, Buyer shall order Products the aggregate purchase price for which, when combined with the aggregate purchase price of products ordered pursuant to the Private Label Agreement, equals or exceeds the aggregate dollar figure set forth for such quarter on Exhibit C hereto (such amounts the "Initial Commitment").

             (b) Every calendar quarter during the term hereof, at least one (1) full month prior to the commencement thereof, Buyer shall submit to Seller its good-faith estimated requirements for total dollar volume to be ordered pursuant to this Agreement for each of the next six (6) calendar quarters ("Buyer's Forecast"). The Buyer's Forecast may be combined with forecasts to be delivered pursuant to the Private Label Agreement. Except as set forth in Section B.7.(b) hereof, forecasts required by the Private Label Agreement ("Private Label Forecasts") but delivered with the Buyer's Forecast shall not be governed by this Agreement, but shall for all purposes be governed by the Private Label Agreement. Buyer's Product Manager will make commercially reasonable efforts to make non-binding forecasts on a Product by Product basis. Buyer and Seller shall each review Buyer's Forecast to assess whether it would require an unreasonable spike in capacity (i.e., ramp-ups from one quarter to the next or from the forecast for such quarter from one Buyer's Forecast to the next) in which event the Buyer and the Seller shall agree upon a mutually acceptable alternative Buyer's Forecast. Ramp-ups of up to 25% per quarter in all events shall be deemed reasonable.

           7.  Security Stock; Minimum Take Requirements.
               -----------------------------------------

             (a) Seller covenants and agrees for every month during the term hereof to have available for immediate delivery to Buyer, raw material and manufacturing capacity sufficient to supply Buyer with an amount of Products equivalent to 40% of the amount forecasted to be ordered in Buyer's Forecast for the quarter, except if and to the extent that changes in Product mix materially increase the amount of manufacturing capacity necessary to process a given volume of raw material. Seller shall only have the right and ability to reject purchase orders for which it is not required to have sufficient raw material and manufacturing capacity.

             (b) Buyer covenants and agrees for every calendar quarter during the term hereof beginning with the quarter commencing July 1, 1997 to order from Seller during such quarter (for purposes of this subsection, such quarter the "Current Quarter") Products with an aggregate purchase price equal to the greater of (i) Ninety-Five percent (95%) of the Buyer's Forecast in dollar volume projected to be ordered during the Current Quarter in the Buyer's Forecast, which forecast shall be delivered not later than one (1) full month prior to the commencement of the Current Quarter; or (ii) a number which, when added to the aggregate purchase price of any products ordered pursuant to the Private Label Agreement ("Private Label Products") for the Current Quarter, is not less than Sixty-Five percent (65%) of the aggregate purchase price for all Products and Private Label Products (such combined aggregate purchase price the "Combined Purchase Projection") projected to be ordered in such quarter by the Buyer's Forecast and the corresponding forecast under the Private Label Agreement (together the "Forecasts") that were delivered not later than four (4) months prior to the commencement of the Current Quarter; or (iii) a number which, when added to the aggregate purchase price of any Private Label Products for the Current Quarter, is not less than twenty-five percent (25%) of the Combined Purchase Projection projected to be ordered in the Current Quarter by the Forecasts that were delivered not later than seven (7) months prior to the commencement of the Current Quarter. In the event Buyer fails to place orders during the Current Quarter as described above, Buyer shall pay to Seller the difference between the amount of Product so ordered and the amount of Product Buyer was required to order pursuant to this Section B.7.(b). In the event Buyer places an order that Seller is unable to fill because Seller is unable to meet the technical specifications for such order, and Products are available in the marketplace that meet such specifications, such order will be treated as having been placed by Buyer during the quarter Buyer attempted to place such order at the price then prevailing in the marketplace for comparable products meeting such specifications. For purposes of clarification, an example of Buyer's order commitment pursuant to this Section B.7.(b) is set forth as Exhibit I hereto.

          8.  Commitments of Seller.  Seller has since June 28, 1996 conducted,
              ---------------------
and from and after the Effective Date, agrees to continue to conduct, its business and act in a manner that will comply with the obligations of Buyer as if Seller were the named party therein in those agreements of Buyer set forth on Exhibit G (except that Seller shall not be responsible for Buyer's conduct).

      C.  TERMS AND CONDITIONS
          --------------------

          1.  Purchase Orders.  Buyer shall purchase Products by submitting to
              ---------------
Seller purchase orders for specific Products. Purchase orders shall specify the type and quantity of Products to be purchased, the price, the delivery date, the purchase order number, and test report and certification requirements. Purchase orders shall be deemed accepted by Seller three Business Days after receipt, unless Seller notifies Buyer within said period that it is rejecting such purchase order in accordance with Section B.7.(a) above. Buyer and Seller each hereby covenants and agrees to monitor the rate of placement of purchase orders pursuant to this Agreement. Seller agrees to notify Buyer, within the first ten days of the start of the third month of any quarter, as to the aggregate amount of purchase orders placed by Buyer hereunder during the first two months of such quarter, or placed prior to such quarter but creditable against Buyer's order commitment for such quarter. Buyer agrees to notify Seller promptly if it appears that insufficient purchase orders will be placed during the Current Quarter (as defined in Section B.7.(b)) to satisfy Buyer's ordering obligations as set forth in Section B.7.(b) hereof.

          2.  Payment Terms; Invoice.  Payment terms are net thirty (30) days
              ----------------------
after Buyer's receipt of Seller's invoice or shipment (whichever is later). The Buyer description and part number must be referenced on all invoices and packing lists. All outstanding sums owed to Seller by Buyer shall accrue interest at a rate of 1.0% per month (or any part thereof) if unpaid within thirty (30) days after the due date therefor.

          3.  Terms and Conditions.  Except as otherwise provided herein, each
              --------------------
sale hereunder shall be governed by Buyer's Standard Terms and Conditions of Purchase ("Order Terms") attached hereto as Exhibit D. Such terms and conditions are hereby incorporated herein by reference. Any preprinted terms and conditions in any acknowledgment, invoice or other document submitted by Seller are superseded by the terms of this Agreement. In the event of any inconsistency between this Agreement and the Order Terms, this Agreement shall be controlling.

          4.  Delivery.
              --------

             (a) Time is of the essence for Purchase Orders. Standard delivery for Products is six (6) weeks after receipt of Buyer's order. The parties may agree on shorter lead times to meet customer needs. If Seller does not meet the committed ship date Buyer may, at Buyer's option, without incurring any liability, (x) extend the time for delivery, or (y) cancel all or any part of the Purchase Order. The delivery dates for all Products sold pursuant to this Agreement shall be deemed to be the dates on which they are placed by Seller into the possession of Buyer's designated carrier, packed and ready for shipment to Buyer's designated location. Invoices shall not precede the delivery date. Seller shall ship Products F.O.B., Seller's facility. All Products shall be shipped by Buyer's designated standard land carrier unless otherwise specified by Buyer. In the event that Buyer requests delivery by air carrier, Seller shall use Buyer's designated standard air carrier unless otherwise specified by Buyer. Delivery shall be made to Buyer's plant at Menlo Park, California, unless otherwise specified by Buyer in writing.

             (b) Notwithstanding Section C.4.(a) above, Buyer may place Purchase Orders for delivery later than six (6) weeks after receipt by Seller of such order; provided, however, that Buyer may cancel, amend, modify, delay or otherwise alter any such Purchase Order at any time prior to six (6) weeks prior to the delivery date stated in such order without penalty of any kind.
Beginning six (6) weeks prior to the delivery date specified in each such purchase order, such purchase order shall be treated as if it had been delivered to Seller pursuant to Section C.4.(a) above.

          5.  Packaging Requirements.  The Products shall be packed using
              ----------------------
materials with Buyer's trade name as directed by Buyer. Packaging and labeling requirements are defined in Exhibit E.

          6.  Warranty.  Seller warrants the Products as set forth in the Order
              --------
Terms. Seller also warrants that the Products meet the specifications identified in Exhibit B. These warranties shall be for a term of three (3) years from the date of shipment of the Products. These warranties shall inure to the benefit of Buyer, its successors and assigns and to subsequent purchasers of the Products and shall survive acceptance and use of, and payment for, the Products.

          7.  Cancellations.  Buyer shall have the right to cancel any order.
              -------------
In the event Buyer cancels any order of Products upon less than thirty (30) days notice, Buyer shall pay Seller a reasonable charge, to be negotiated in good faith by the parties, for Seller's costs and expenses, which Seller shall use its best efforts to properly mitigate. In no event shall the costs and expenses exceed the purchase price for the Products described in the canceled order or include consequential damages or lost profits. Buyer shall not pay any cancellation charge if cancellation is due to Seller's failure to ship Products in a timely manner pursuant to Section C.4. Cancellation shall not in any way offset Buyer's "take or pay" obligation set forth in Section B.7., except to the extent that cancellation results from a failure to perform by Seller.

          8.  Returns.
              -------

              (a) Seller agrees to accept return of any Product that fails to function as warranted in Section C.6. In the event of a return pursuant to this Section, Seller shall perform testing and analysis of the returned Product and issue a written report to Buyer explaining the cause of the failure. Seller will insure that problems detected in returned Products or reported to Seller are corrected in future shipments of Products. Seller agrees to replace returned Products with new Products immediately or to credit Buyer for the full amount of the purchase price. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF ANY OF THE PRODUCTS BY ANY PERSON; PROVIDED THAT THIS SHALL NOT LIMIT LIABILITY IN THE EVENT OF A THIRD PARTY CLAIM AGAINST BUYER EXCEPT TO THE EXTENT OF SUCH LIABILITY; AND FURTHER PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO COSTS ASSOCIATED WITH FIXING CUSTOMER PROBLEMS. THE PARTIES SHALL COOPERATE IN ADDRESSING CUSTOMER PROBLEMS AND WILL EQUITABLY SHARE THE COSTS.

             (b) Any claim for breach of warranty hereunder must be presented to the Seller, in writing, within thirty (30) days after discovery by Buyer of the alleged defect and that a claim hereunder is probable. Failure to make a claim within such specified period shall constitute a waiver of the claim only to the extent that the Seller was thereby prejudiced. Claims must be accompanied by supporting proof to the extent reasonably available.

          9.  Insurance.
              ---------

             (a) On written request from Buyer, Seller shall deliver to Buyer a certificate of insurance evidencing that Seller maintains product liability insurance for the Products in an amount that is usual and customary for Seller's business.

             (b) Buyer shall maintain product liability insurance for any products incorporating the Products in an amount that is usual and customary for Buyer's business.

      D.  STATUS OF BUYER
          ---------------

          1. The parties expressly agree that the relationship established by this Agreement as between Seller and Buyer is solely that of Buyer and Seller, and Seller shall have no right to, and shall not, exercise any supervision or direction over the Buyer or any of its employees. Nothing contained herein shall create a partnership, joint venture, or any other business relationship between Seller and Buyer, other than that of Buyer and Seller of Products hereunder.

          2. Buyer shall not have authority to obligate or bind Seller with respect to any matter, or make any contract, sale, agreement, warranty or representation, express or implied, on behalf of Buyer.

          3. Buyer shall conduct business solely in its own name and not that of Seller and shall not use the words "Agent", "Agency" or words of similar import on stationery, signs, documents, telephone listings, or otherwise in connection with the name of Seller.

      E.  TERM AND TERMINATION
          --------------------

          1.  Initial Term.  The initial term of this Agreement shall be the
              ------------
period commencing on the Effective Date and ending on June 30, 2001. Thereafter, the term of this Agreement shall be automatically renewed for an unlimited number of successive one (1) year renewal terms; provided, however, that either party hereto may prevent such automatic renewal by notifying the other party in writing of its desire not to renew this Agreement at least six
(6) months prior to the expiration of the initial term or any renewal term hereof.

          2.  Termination.  This Agreement may be terminated at any time during
              -----------
the term as follows:

             (a) by mutual written consent of the parties at any time;

             (b) by either party, at any time and for any reason, by written notice to the other delivered on or after June 30, 1998, delivered at least one
(1) year prior to the date of termination;

             (c) by either party following thirty (30) days notice that the other party is in breach of any of its material obligations under this Agreement or the Tinel-Lock Lease Agreement and a failure of the breaching party to cure the breach within the thirty (30) day period unless the breach is not cured in which case the Agreement shall terminate immediately following notice. Nothing contained in this paragraph shall in any way limit a party's right to terminate this Agreement immediately upon notice as provided in Section E.2.(b) and (d). If either party fails to keep or perform any of its material obligations hereunder and such default continues for a period of thirty (30) days after the defaulting party has been notified of the default by the other party, then the non-defaulting party may suspend this Agreement (and the Tinel-Lock Lease Agreement) forthwith upon written notice to the other party until such time as the default has been cured. However, a non-defaulting party who has suspended performance pursuant to this Section E.2.(c) or (d) shall not be precluded from terminating the Agreement pursuant to Sections E.2.(a), (b) or (d) (or from pursuing its other lawful rights) in the event that the defaulting party does not cure the default prior to such termination.

             (d) by Buyer immediately if, without Buyer's consent, (i) ownership of more than 25% of the issued and outstanding stock of Seller on a fully-diluted basis is transferred, beneficially or of record, to a person or entity or group of persons or entities that Buyer reasonably deems to be a competitor;
(ii) all or substantially all of Seller's assets are transferred in a single transaction or series of transactions; or

(iii) there is a change of more than one-half of Seller's board of directors in a one-year period.

          3.  Rights on Termination.  Upon termination of this Agreement,
              ---------------------
Buyer may sell all of its inventory of Products.

      F.  TECHNICAL SERVICE AND SUPPORT
          -----------------------------

          1.  Engineering Support.  During the term of this Agreement, Seller
              -------------------
shall make available to Buyer at no cost, at Buyer's request, reasonable engineering support for customer applications.

          2.  Customer Tours.  Seller shall make its plant available, upon
              --------------
reasonable notice and at a reasonable time, to Buyer, for the purpose of conducting tours for Buyer's customers.

      G.  LISTING AND APPROVAL
          --------------------

          1.  Listing.  Seller agrees to use commercially reasonable efforts
              -------
both to obtain necessary government or regulatory approvals and agency listing and to assist Buyer in obtaining, as necessary, such approvals and listings for Products.

      H.  INTELLECTUAL PROPERTY
          ---------------------

          1.  Buyer Trademark.
              ---------------

             (a) Seller hereby acknowledges Buyer's ownership of all right, title and interest in Buyer's trademarks and trade names which Buyer uses to sell the Products. Seller further acknowledges that it shall acquire no interest therein by virtue of this Agreement or the performance by either party of their respective duties and obligations hereunder.

             (b) Buyer hereby grants Seller during the term of this Agreement a fully paid-up, royalty-free, non-transferable, non-exclusive, limited license to use specified Buyer's trademarks and trade names (i) for the purpose of placing such trademarks and trade names on Products, and packaging therefor, to be sold to Buyer (and only to Buyer) pursuant to this Agreement, and (ii) for use in reports, press releases and other literature concerning Seller and its business and operations.

             (c) Buyer reserves the right to approve all uses by Seller of Buyer's proprietary names and marks in the Products (and related packaging materials) in advance.

          2.  Copyright License.  Seller grants Buyer a license to use any
              -----------------
literature, data sheets or other documents, without using Seller's trade name, which may relate to Products in connection with the marketing or sale of Products.

          3.  Buyer's Trade Secrets and Proprietary Information.  Seller
              -------------------------------------------------
acknowledges that the Products are proprietary in nature and that Buyer claims certain trade secrets, copyright and patent rights granted by law therein and that Buyer neither grants nor otherwise transfers any rights of ownership in any such intellectual property to Seller.

      I.  QUALITY CONTROL
          ---------------

          1.  Quality Control.  Seller must meet Buyer's requirements for
              ---------------
certified suppliers, as set forth in Exhibit E, and quality control standards as provided by Buyer to Seller from time to time. Products shall also be manufactured and supplied to the specifications agreed to on Exhibit B. Seller shall use reasonable commercial efforts to obtain ISO 9000 certification.

          2.  Compliance With Laws.  All Products sold to Buyer by Seller shall
              --------------------
be new and tested per industry standards and the specifications identified in Exhibit B hereto. Products shall also meet and be manufactured in accordance with the applicable statutory and regulatory requirements and any applicable federal, state or local requirements.

          3.  QC Records.  Seller shall be required to submit appropriate QC
              ----------
records per Buyer's requirements.

          4.  Changes.  Seller shall not make any material changes or process
              -------
changes with respect to any Products manufactured by Seller and sold to Buyer without Buyer's prior written consent, which shall not be unreasonably withheld or delayed. It will not be unreasonable for Buyer to withhold consent where Buyer's customers need to consent to such changes. The Product Managers shall establish a system for managing this consent process.

          5.  Audit.  Buyer shall have the right to perform quality inspections
              -----
of Seller's manufacturing facility and process relating to Products at reasonable times.

          6.  Test Report Requirement.  Seller must supply test data and
              -----------------------
certification for each Product as required by the Purchase Order. Test report certified by Seller's quality control department ("Certified Test Report"), containing the information as defined in Exhibit F, must be made available upon Buyer's request.

      J.  INTERRUPTION OF, INABILITY OR UNWILLINGNESS TO SUPPLY
          -----------------------------------------------------

          1.  Non-Supply.  In addition to other remedies available pursuant to
              ----------
this Agreement or in law or equity, including but not limited to termination, during the term of this Agreements in the event Seller is unable or unwilling to supply Products pursuant to purchase orders submitted according to the terms of this Agreement for any period longer than thirty (30) days which materially interrupts the continuous supply of Products to Buyer, Buyer shall be entitled to exercise its rights under the Tinel-Lock License Agreement of even date herewith between the parties ("License Agreement") until such time as the continuous supply is reestablished. Buyer shall be released from its obligations under Section B.1. during this period.

          2.  Delayed Deliveries.  In addition to other remedies available
              ------------------
pursuant to the Agreement or in law or equity, should repeated, unexcused, delayed deliveries of more than three percent (3%) of an ordered quantity occur more than twelve (12) times over a calendar year period with an average delay of ten (10) business days or of one (1) single delayed delivery exceeding one (1) month, Buyer shall be entitled to exercise its rights under the License Agreement with respect to the delayed Product or Products and the exclusivity required for purchases by Section B.1. shall not apply to such Product or Products. Exercise of rights under the License Agreement does not by itself constitute a termination of this Agreement.

      K.  CONFIDENTIALITY
          ---------------

          1.  Confidential Information. The receiving party shall, from the date
              ------------------------
of disclosure of any Confidential Information and for a period of ten (10) years thereafter, use the information solely for its own internal use consistent with this Agreement, not disclose the information to any person or persons outside its organization, and disclose the information to any person or persons within its organization only on a "need to know" basis.

          2. If either party is compelled to make a disclosure of any Confidential Information of the other party by law or government rule or regulation:

             (a) such disclosure shall be limited to the extent required; and

             (b) the other party shall have an opportunity to review the information at least thirty (30) days before disclosure; and

             (c) the disclosing party shall promptly apply for applicable protective orders.

Notwithstanding the foregoing, such review shall not make the reviewing party responsible for the content of the disclosure.

      L.  JOINT INVENTIONS
          ----------------

          1.  Joint Inventions.  It is anticipated that during the term of this
              ----------------
Agreement the parties will work together to develop new products. Any invention or product made jointly by both parties will be jointly owned by both parties ("Joint Inventions"). During the term of this Agreement and thereafter, Buyer shall have the exclusive rights to such Joint Inventions in the Field of Use.

          2.  Patents for Joint Inventions.  In the event of such Joint
              ----------------------------
Inventions, if Buyer and Seller both wish to seek or maintain patent protection for a Joint Invention, the costs of seeking or maintaining such patent protection shall be divided equally between them. If only one (1) of Buyer and Seller wishes to seek or maintain patent protection for a Joint Invention ("First Party"), it shall be entitled to do so at its own expense, and the other party ("Second Party") shall provide, at the First Party's expense, all reasonable assistance to that end. If the First Party, with respect to one or more countries, thereafter decides not to seek patent protection for, or decides to abandon a patent application or patent relating to, the Joint Invention, the First Party shall notify the Second party in writing of its decision. The Second Party shall then be entitled, after payment of half the out-of-pocket costs already incurred by the First Party in seeking or maintaining patent protection, to require that all rights in the Joint Invention in said country or countries be assigned to it so that it can seek or maintain patent protection for the Joint Invention in said country or countries. The notification shall be in writing and shall be made in a timely fashion which preserves the patent rights. The First Party shall thereafter provide, at the Second Party's expense, all reasonable assistance in seeking or maintaining patent protection for the Joint Invention in said country or countries.

      M.  MISCELLANEOUS
          -------------

          1.  Entire Agreement.  This Agreement (together with Exhibits attached
              ----------------
hereto as such Exhibits may be amended from time to time in accordance with this Agreement) constitutes the entire Agreement between Seller and Buyer with respect to the sale of Products to Buyer and the resale of Products by Buyer. All prior or contemporaneous agreements, whether written or oral, and all proposals, understandings and communications between or involving Seller and Buyer are hereby canceled and superseded. This Agreement may be amended only by a written instrument executed by both parties.

          2.  Amendments and Waivers.  No amendment of any provision of this
              ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          3.  Severability.  If any provision of this Agreement is held to be
              ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

          4.  Succession and Assignment.  This Agreement shall be binding upon
              -------------------------
and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. For purposes of the foregoing sentence, an event after which those persons who were the beneficial owners of a party immediately prior to such event beneficially own less than a majority of a party immediately after such event shall be deemed to constitute an assignment.

          5.  Force Majeure.  Neither Seller nor Buyer shall be liable for its
              -------------
failure to perform its obligations under this Agreement due to events beyond its reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God, labor unrest and acts in compliance with applicable law, regulation, or order (whether valid or invalid) of any governmental body.

          6.  Applicable Law.  This Agreement and all transactions hereunder
              --------------
shall be governed by and construed according to the laws of the State of California, excluding the choice of laws rules thereof.

          7.  Survival.  Sections E.3., E.11., E.12. and M.9. shall survive
              --------
termination of this Agreement.

          8.  Notices.   All notices, requests, demands, claims, and other
              -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if three (3) business days thereafter if registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Licensor:            Copy (which shall not constitute
                               notice) to:

Raychem Corporation            Raychem Corporation
Electronics Division           300 Constitution Drive
300 Constitution Drive         Menlo Park, CA  94025-1164
Attn:  Legal Department        Attn:  Legal Department MS 120/8502
MS 120/8502                    Telecopier:  (415) 361-4305
Telecopier: (415) 361-4305

If to the Licensee:            Copy (which shall not constitute
                               notice) to:

Memry Corporation              Finn Dixon & Herling
57 Commerce Drive              One Landmark Square
Brookfield, CT  06804          Stamford, Connecticut  06901
Attn:  Mr. James G. Binch              Attn:  David I. Albin, Esq.
Telecopies:  (203) 740-2503            Telecopier:  (203) 348-5777

          Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopier, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          9. Attorneys' Fees.  If legal action is commenced to enforce the
             ---------------
performance of any part of this Agreement, the prevailing party shall be paid by the other party reasonable attorneys' fees and expenses.

          10. Compliance With Federal Laws.  Seller shall comply with all
              ----------------------------
applicable federal employment, equal opportunity, affirmative action and environmental laws in the operation of Seller's business and shall provide Buyer with any Material Safety Data Sheets or other information required by any federal, state or local statute or regulation.

          11. Remedies.  Remedies provided herein are not exclusive.  Delay in
              --------
enforcing any right or remedy as a result of any breach hereof shall not be deemed a waiver of that or any subsequent breach.

          12. Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          13. Headings.  The headings of the Sections of this Agreement are for
              --------
convenience and shall not be used to interpret this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives and it shall be effective as of December 20, 1997.


MEMRY CORPORATION                RAYCHEM CORPORATION



By:  /s/ James G. Binch          By:  /s/ John McGraw
     ------------------               ---------------

Print Name:  James G. Binch      Print Name:  John McGraw
             --------------                   -----------

Title:  President                 Title:  Vice President
        ---------                         --------------

                                   EXHIBIT A

                               PRODUCTS & PRICING

                                   EXHIBIT B

                                 SPECIFICATIONS

                                   EXHIBIT C

                               INITIAL COMMITMENT

                                   EXHIBIT D

                     RAYCHEM TERMS & CONDITIONS OF PURCHASE

                                   EXHIBIT E

                      PACKAGING AND LABELING REQUIREMENTS

                                   EXHIBIT F

                            TEST REPORT REQUIREMENTS

                                   EXHIBIT G

                              AGREEMENTS OF BUYER

                                   EXHIBIT H

                         FORM OF NEW PRODUCT AMENDMENT

                                   EXHIBIT I

                            ORDER COMMITMENT EXAMPLE